UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2003

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000 (Registrant's telephone number, including area code)

ITEM 5.      OTHER EVENTS

        The following is the text of a press release issued by the registrant at 4:35 P.M. Central Standard Time on September 8, 2003.

SIMMONS FIRST REACHES AGREEMENT TO ACQUIRE NINE ARKANSAS
BRANCHES FROM UNION PLANTERS BANK, N.A.

        Pine Bluff, AR –Simmons First National Corporation (NASDAQ NM: SFNC) today announced the execution of a definitive agreement to purchase nine branch banking locations from Union Planters Bank, N.A. (NYSE: UPC) according to J. Thomas May, chairman, and chief executive officer of Simmons First and Levon Mathews, president of the Tri-State Region of Union Planters Bank.

        Six locations in North Central Arkansas include Clinton, Marshall, Mountain View, Fairfield Bay, Leslie and Bee Branch. Three locations in Northeast Arkansas communities include Hardy, Cherokee Village and Mammoth Spring.

        The nine locations have combined deposits of $140 million with estimated acquired assets of $126 million including selected loans, premises, cash and other assets.

        “We are excited about this opportunity to expand our services in Arkansas,” said May. “These acquisitions reflect the vision of Simmons First to provide our customers statewide access and significantly enhance our ability to meet that goal. With these purchases, Simmons First will have 73 financial centers serving our customers in 43 communities throughout Arkansas.”

        May continued, “Simmons First’s emphasis on local decision making, quality customer service, competitive products and convenience are the cornerstones of our community banking philosophy. It is our intent that the same friendly associates who have served these local communities will remain as part of the Simmons First team.”

        “We look forward to focusing on our other Arkansas markets,” said Mathews. “We will continue our banking operations in Bono, Earle, Forrest City, Jonesboro, Marion, Newport, Osceola, Paragould, Rector, Weiner and West Memphis. We are pleased that a quality organization like Simmons First is the purchaser of the nine branches and we feel that our customers and employees will be in good hands.”

        The transaction is subject to regulatory approval and is expected to close during the fourth quarter of 2003.

        Simmons First National Corporation is a $2 billion financial holding company with community banks in Pine Bluff, Jonesboro, Lake Village, Rogers, Russellville, Searcy and El Dorado, Arkansas. Founded in 1903, the Company’s seven banks will conduct financial operations from 73 offices in 43 communities once this acquisition is completed.

        Union Planters Corporation, the largest bank holding company headquartered in Tennessee and among the 30 largest bank holding companies based in the United States, has consolidated assets of $35 billion at June 30, 2003. Union Planters Bank, N.A., the principal banking subsidiary, operates 733 banking offices and 942 ATMs in Alabama, Arkansas, Florida, Illinois, Indiana, Iowa, Kentucky, Louisiana, Mississippi, Missouri, Tennessee and Texas.

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FOR MORE INFORMATION CONTACT: Lawrence Fikes Simmons First National Bank 1.800.272.2213 lawrence.fikes@simmonsfirst.com	Victor Rocha Union Planters Bank 901-580-5344 victor.rocha@upbna.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
SIMMONS FIRST NATIONAL CORPORATION

Date: September 8, 2003	/s/ Barry L. Crow
Barry L. Crow, Executive Vice President and Chief Financial Officer